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                                   PROXY

THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS
September 22, 1994

                   POLICY MANAGEMENT SYSTEMS CORPORATION
                              ONE PMS CENTER
                     BLYTHEWOOD, SOUTH CAROLINA  29016

The undersigned hereby appoints G. Larry Wilson and John P. Seibels proxies with full power of substitution and revocation to vote on the undersigned's behalf at the Annual Meeting of the Stockholders of Policy Management Systems Corporation, to be held at 11:00 a.m., September 22, 1994, in the offices of the Company, One PMS Center, Blythewood, South Carolina, and at all adjournments thereof, upon all business as may properly come before the Meeting, including the following as more fully described in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. PROXIES WILL BE VOTED IN ACCORDANCE WITH ANY INSTRUCTIONS INDICATED BELOW. IF NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS AND PROPOSAL 2 AND IN FAVOR OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION. THIS PROXY IS REVOCABLE ANY TIME PRIOR TO ITS USE.

1.  ELECTION OF DIRECTORS  [ ] FOR all nominees     [ ] WITHHOLD AUTHORITY
                               listed below (except     to vote for all
                               as marked to the         nominees listed
                               contrary below)          below

NOMINEES:  (1) Roy L. Faulks; (2) Frederick B. Karl; (3) Richard
G. Trub; (4) Steven A. Denning

(INSTRUCTIONS: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


2. RATIFICATION OF THE SELECTION     [ ]  FOR    [ ]  AGAINST   [ ]  ABSTAIN
   OF COOPERS & LYBRAND AS
   INDEPENDEND AUDITORS for
   the Company

3. APPROVAL OF THE AMENDMENT TO      [ ]  FOR    [ ]  AGAINST   [ ]  ABSTAIN
   THE ARTICLES OF INCORPORATION
   to eliminate the mandatory
   retirement age for members
   of the Board

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

Date
X

(Signature should agree with name on stock, as shown hereon.
Officers, fiduciaries, etc., so indicate. When shares are held in the names of more than one person, each person should sign the proxy.)